Exhibit 10.9

TANDON DIGITAL, INC.

ADVISORY BOARD MEMBER AGREEMENT

THIS ADVISORY BOARD MEMBER AGREEMENT (this “Agreement”) is by and between Noel Lee (“Advisor”), and Tandon Digital, Inc., a Delaware corporation (the “Company”). The parties hereby agree as follows:

1.          Scope of Advisory Services. Advisor shall be appointed to the Advisory Board. Advisor shall provide to the Company general advice and input regarding business development and strategy and product development (the “Advisory Services”). Any additional Advisory Services will be as agreed in writing between Advisor and the Board of Directors of the Company (the “Board”). Advisor will be required to report to the Board or the CEO if designated by the Board concerning the Advisory Services. The Company shall have the right to publicly identify Advisor as a member of its Advisory Board subject to written approval from Advisor.

2.          Compensation. Subject to the terms of this Agreement and approval by the Board, the Company shall recommend to the Board that Advisor receive a warrant in the form attached hereto as Exhibit A.

3.          Reimbursement of Expenses. The Company agrees to reimburse Advisor for all pre-approved travel, telephone and other out-of-pocket expenses incurred in performing the Advisory Services, in accordance with the Company’s reimbursement policies and provided that the Advisor submit to the Company documentation as requested by the Company with respect to such expenses.

4.          Independent Contractor Relationship. Advisor’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Advisor will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Advisor is not authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by the Company. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services under this Agreement. Advisor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Advisor’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Advisor by filing Form 1099-MISC with the Internal Revenue Service as required by law.

5.          Information; Rights. Advisor acknowledges and agrees that all information, ideas, concepts, improvements, inventions and works of authorship related to the Company’s business that are provided by Advisor to the Company in connection with the Advisory Services shall be solely owned by the Company, whether or not patented or copyrighted and without regard to any termination of this Agreement. The Advisor further agrees to assign, and hereby irrevocably and unconditionally assigns, to the Company all of the Advisor’s right, title and interest, including, without limitation, all patent, copyright, mask work, trade secret and trademark rights, in and to such ideas, concepts, improvements, inventions and works of authorship in perpetuity.

1

6.          Confidentiality. “Confidential Information” means any information related to the Company’s business and current, future and proposed technology, products and services. Except as permitted in this Section, Advisor shall not use, disseminate or in any way disclose the Confidential Information. Advisor may use the Confidential Information solely to provide advice and input to the Company hereunder. Advisor shall immediately give notice to the Company of any unauthorized use or disclosure of the Confidential Information. Advisor shall assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information. Advisor agrees not to communicate any information to the Company in violation of the proprietary rights of any third party.

7.          Ownership and Return of Confidential Information and Company Property. All Confidential Information and any materials furnished to Advisor by the Company hereunder (the “Company Property”), are the sole and exclusive property of the Company. Within five (5) days after any request by the Company, Advisor shall destroy or deliver to the Company, at the Company’s option, (a) all Company Property and (b) all materials in Advisor’s possession or control that contain or disclose any Confidential Information.

8.          Term and Termination. This Agreement is effective as of August 18, 2015 and will continue unless otherwise terminated as set forth below. Either party may terminate this Agreement without cause at any time on or after August 18, 2017, with termination effective five (5) days after delivery to the other party of written notice of termination. The Company also may terminate this Agreement immediately upon Advisor’s breach or suspected breach of Sections 5, 6 and 7. The provisions of Sections 5, 6, 7, 8 and 9 will survive any termination or expiration of this Agreement indefinitely.

9.          General Provisions.

9.1        Successors and Assigns. Advisor may not subcontract or otherwise delegate Advisor’s obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Advisor’s assignees.

9.2        Injunctive Relief. Advisor’s obligations under this Agreement are of a unique character that gives them particular value; Advisor’s breach of any of such obligations will result in irreparable and continuing damage to the Company for which money damages are insufficient, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate).

9.3        Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

9.4        No Conflict of Interest. During the term of this Agreement, Advisor will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Advisor’s obligations, or the scope of services to be rendered for the Company, under this Agreement. Advisor warrants that there is no other existing contract or duty on Advisor’s part that conflicts with or is inconsistent with this Agreement. Advisor agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Advisor of any services agreement with any third party.

2

9.5           Indemnity. The Company will indemnify and hold Advisor harmless against any and all losses, claims, suits, judgments, damages, liabilities, costs or expenses, including reasonable legal fees and expenses, to which he may become subject in connection with the good faith performance of Advisor’s responsibilities under this Agreement, except to the extent any such losses, claims, suits, judgments, damages, liabilities, costs or expenses arise from Advisor’s gross negligence, willful misconduct or breach of this Agreement. In the event the Company shall be obligated hereunder to indemnify Advisor pursuant to this provision, the Company shall be entitled to assume the defense of any claim, suit, action or investigation that forms the basis for indemnification.

9.6           Non-Disparagement. Advisor agrees that it will not, during or after the term of this Agreement, make any negative, false, or disparaging statements (written or oral) to the Company’s customers, potential customers, press, or any third party regarding the Company or its technology, products or services.

9.7           Governing Law; Forum. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Los Angeles, CA, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

9.8           Severability. If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

9.9           Waiver; Modification. If the Company waives any term, provision or Advisor’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by the Company. No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Advisor. This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

9.10         Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous agreements concerning such subject matter, written or oral.

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in Section 8 above.

TANDON DIGITAL, INC.		ADVISOR

By:	/s/Jawahar Tandon	/s/Noel Lee
	Jawahar Tandon, President & CEO	Noel Lee

[SIGNATURE PAGE TO ADVISORY BOARD AGREEMENT]

4

EXHIBIT A

WARRANT

5